UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/12/2008

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2008, the Registrants received the resignation of Robert S. Silberman from the boards of directors and compensation and compliance committees of NewPage Holding Corporation and NewPage Corporation effective as of that date. There were no disagreements between Mr. Silberman and the Registrants that resulted in Mr. Silberman's resignation.

On March 12, 2008, the board of directors of NewPage Holding Corporation and the board of directors of NewPage Corporation elected Charles E. Long to fill the open directorship position on their respective boards. Mr. Long was also appointed to the compensation committee of each registrant. Mr. Long has been a member of the board of directors of NewPage Group Inc., the parent of NewPage Holding Corporation, since December 2007. Mr. Long is a former vice chairman of Citicorp and its principal subsidiary, Citibank. Mr. Long held various positions during his career with Citicorp, which began in 1972. Mr. Long is also a director of The Drummond Company and Introgen Therapeutics, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: March 18, 2008	By:	/s/ Jason W. Bixby
Jason W. Bixby
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: March 18, 2008	By:	/s/ Jason W. Bixby
Jason W. Bixby
Senior Vice President and Chief Financial Officer